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                                                                   Exhibit 10.11

                                LICENSE AGREEMENT


                      EFFECTIVE ON THE 28 DAY OF APRIL, 2003
                             (THE "EFFECTIVE DATE")

                                 BY AND BETWEEN:


                            THE UNIVERSITY OF CHICAGO
                     OPERATOR OF ARGONNE NATIONAL LABORATORY
        UNDER ITS U. S. DEPARTMENT OF ENERGY CONTRACT NO. W-31-109-ENG-38

                                   (LICENSOR)


                                        &


                          ADVANCED LIFE SCIENCES, INC.

                                   (LICENSEE)

                                                               IPA0322

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        The Parties to this Agreement are The University of Chicago, as Operator of ARGONNE NATIONAL LABORATORY ("Licensor") under its U.S. Department of Energy ("DOE") Contract No. W-31-109-ENG-38 (the "DOE Contract") and ADVANCED LIFE SCIENCES, INC. ("Licensee"), a company organized under the laws of Illinois, whose business address is 1005 Internationale Drive Woodridge, IL 60617.

1.      BACKGROUND

1.1 Certain inventions ANL-IN-99-019 & ANL-IN-00-019 entitled "A Fibril-Blocking Peptide, A Method for Preventing Fibril Formation" (the "Inventions") were conceived of or first reduced to practice as subject inventions in the performance of work by the Licensor under the DOE Contract. Pursuant to the terms of the DOE Contract and existing laws of the U.S., Licensor has acquired rights in and to said Invention.

1.2 Licensee desires to acquire rights in and to said Inventions for drug development. Licensor is willing to grant Licensee certain rights to such Inventions to enable said Inventions to be tested and utilized to the fullest extent possible so as to provide benefit to the U.S. economy and the general public.

2.      DEFINITIONS

2.1 Licensed Patent shall mean all patent applications, patents of issue, addition, reissue, reexamination or extensions of the foregoing related to the Inventions as described in Exhibit A, provided Licensor is the owner thereof.

2.2 Licensed Products means any and all products made, used or sold by Licensee within the scope of one or more claims of the Licensed Patent.

2.3 A Sale of Licensed Products occurs when a Licensed Product is provided to another party for other than evaluation purposes.

2.4 Net Sales shall mean the total amounts invoiced to purchasers during the accounting period in question for Licensed Products sold by Licensee less allowances for returns of Licensed Products, discounts, rebates, commissions, freight, and taxes on Licensed Products. Net Sales in the case of Licensed Products used or transferred shall mean the fair market value of Licensed Products as if they were sold to an unrelated third party.

2.5     Field of Use shall mean prevention of protein aggregation.

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3.      GRANT

3.1 Subject to the terms and conditions of this License Agreement, Licensor hereby grants to Licensee, the exclusive right and license in the Licensed Patent, with the right to further sublicense, to make, have made, use, and sell, have sold Licensed Products in the United States, its territories, and possessions in the Field of Use, subject to the U.S. Government license shown below.

3.2 The rights and licenses granted in Article 3 shall be subject to the following limited license granted by Licensor to the U. S. Government:

          The U.S. Government is granted for itself and others acting on its behalf a paid-up, non-exclusive, irrevocable worldwide license in the Licensed Patent to practice or have practices by or on behalf of the U.S. Government the Licensed Patent. The U.S. government has certain other rights under 35 USC 200 et. Seq. and applicable regulations. NEITHER THE UNITED STATES NOR THE U. S. DEPARTMENT OF ENERGY, NOR ANY OF THEIR EMPLOYEES, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OR ASSUMES ANY LEGAL LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY INFORMATION, APPARATUS, PRODUCT, OR PROCESS DISCLOSED, OR REPRESENTS THAT ITS USE WOULD NOT INFRINGE PRIVATELY OWNED RIGHTS.

3.3 Licensee acknowledges that Licensor retains ownership of and title to the Licensed Patent and Licensee agrees not to sell, lien, encumber or otherwise dispose of the Licensed Patent except as expressly provided in this Agreement. Licensee further acknowledges that this Agreement provides no rights to Licensee, either expressed or implied, to any other intellectual property rights owned by Licensor or the U. S. Government.

3.4 Any sublicense granted by Licensee shall include all of the rights and obligations due the Licensor and the U.S. government that are contained herein. In particular, but without implied limitation, any sublicense granted by Licensee is subject to the license to the U.S. Government and the rights retained by Licensor.

4.      U.S. COMPETITIVENESS

Licensee agrees that any Licensed Product for use or sale in the United States shall be manufactured substantially in the United States.

5.      ROYALTIES AND COMMERCIALIZATION PLAN

5.1 In consideration of the rights and licenses granted herein, Licensee agrees to the provisions of Exhibit B and Exhibit C attached hereto and hereby incorporated into this Agreement

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5.2     No royalties shall be owed on any Licensed Product produced for or under any Federal governmental agency contract pursuant to the DOE nonexclusive license for Federal governmental purposes, but only to the extent the Federal government received a discount upon Sale of a Licensed Product which discount is equivalent to or greater than the amount of any such royalty that would otherwise be due. Any sales for Federal Government purposes will be reported as defined in Exhibit D - Report Schedule and Form.

5.3 Upon termination of this Agreement for any reason whatsoever, any royalties that remain unpaid shall be promptly reported and paid to Licensor within thirty (30) days of any such termination.

6.      RECORDS AND REPORTS

6.1 Licensee agrees to keep adequate and sufficiently detailed records of sales of Licensed Products to enable royalties payable hereunder to be determined and to provide such records for inspection by authorized representatives of Licensor at any time upon reasonable advance notice during the regular business hours of Licensee. Licensee agrees that any additional records of Licensee, as Licensor may reasonably determine are necessary to verify the above records, shall also be provided to Licensor for inspection.

6.2 Within thirty (30) calendar days after the close of each calendar year during the term of this Agreement (i.e. by January 3l) in which a Sale of a Licensed Product occurs, Licensee will furnish Licensor a written report as outlined in Exhibit D providing: (a) the amount of all Net Sales during the preceding calendar year period of Licensed Products; (b) the amount of royalties due for the preceding calendar year period pursuant to the provisions of Exhibit C; and (c) the amount of any Net Sales for U.S. Government purposes.

6.3 License Fees and Royalties as defined in Exhibit C shall accompany reports as outlined in Exhibit D. All License Fees and Royalties shall be paid in U.S. Dollars. Should Licensee fail to make any payment to Licensor within the time period prescribed for such payment, then the unpaid amount shall bear interest at the rate of one and one-half percent (1.5%) per month or, if less, the greatest amount permitted by law, from the date when payment was due until payment in full, with interest, is made.

7.      DUE DILIGENCE

Licensee will proceed diligently to test, manufacture, and sell Licensed Products. Licensee will market Licensed Products diligently within a reasonable time after this Agreement is executed. Licensee must demonstrate a continuing effort to test and market Licensed Products. If Licensee is does not perform the schedule and conditions set forth in Exhibit B, Licensor may terminate this Agreement.

                                                                    Page 4 of 14
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8.      INFRINGEMENT BY THIRD PARTIES

Licensee shall give notice to Licensor of any discovered third party infringement of the rights granted hereunder of which Licensee has actual knowledge. Licensor, at Licensor's sole discretion, may attempt to abate such infringement in whatever reasonable manner it determines.

9.      REPRESENTATIONS AND WARRANTIES

9.1 Licensor represents and warranties that Licensor has the right to grant the rights and licenses granted herein.

9.2     Nothing in this Agreement will be interpreted as:

        a. A warranty or representation by Licensor as to the validity or scope of any of Licensor's rights in Licensed Patents; or

        b. A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents or copyrights of third parties; or

        c. Any obligation to bring suit against a third party for copyright infringement; or

        d. Conferring by implication, estoppel, or otherwise any license or rights under any patents or copyrights of Licensor other than as defined in this Agreement, regardless whether such patents or such copyrights are dominant or subordinate to the rights granted hereunder; or

        e. An obligation to furnish any know-how or improvements not specifically provided in this Agreement.

9.3 Licensor represents and warranties that Licensor has no actual knowledge of any claims of infringement filed against Licensor for practicing the Licensed Patents.

10.     EXPORT CONTROL

LICENSEE ACKNOWLEDGES THAT THE EXPORT OF ANY MATERIALS AND/OR TECHNICAL DATA FROM THE UNITED STATES MAY REQUIRE SOME FORM OF EXPORT CONTROL LICENSE FROM THE U.S. GOVERNMENT. FAILURE TO OBTAIN ANY REQUIRED EXPORT LICENSES BY LICENSEE MAY RESULT IN LICENSEE SUBJECTING ITSELF TO CRIMINAL LIABILITY UNDER U.S. LAWS.

                                                                    Page 5 of 14

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11.     DISCLAIMER

11.1 NEITHER LICENSOR, THE DOE, NOR PERSONS ACTING ON THEIR BEHALF MAKE ANY WARRANTY, EXPRESS OR IMPLIED: (1) WITH RESPECT TO THE MERCHANTABILITY, ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER; (2) THAT THE USE OF ANY SUCH SERVICES, MATERIALS, OR INFORMATION WILL NOT INFRINGE PRIVATELY OWNED RIGHTS; (3) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL NOT RESULT IN INJURY OR DAMAGE WHEN USED FOR ANY PURPOSE; OR (4) THAT THE SERVICES, MATERIALS, OR INFORMATION FURNISHED HEREUNDER WILL ACCOMPLISH THE INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE, INCLUDING THE INTENDED OR PARTICULAR PURPOSE. FURTHERMORE, LICENSOR AND THE DOE HEREBY SPECIFICALLY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, FOR ANY MATERIALS MANUFACTURED, USED, OR SOLD BY LICENSEE. NEITHER LICENSOR NOR THE DOE SHALL BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES IN ANY EVENT.

11.2 Licensee agrees to assert a disclaimer of warranties for the benefit of Licensor and the U. S. Government, to the maximum extent authorized by the Uniform Commercial Code, in all U.S. sales of the Licensed Product.

12.     PRODUCT LIABILITY

Except for any liability resulting from any negligent act or omission of the
U. S. Government or Licensor, Licensee indemnifies the U. S. Government and Licensor, and their officers, employees, and agents, for all damages, costs, and expenses, including attorneys' fees, arising from personal injury or property damage to third parties occurring as a result of the commercialization and utilization of the Licensed Products by Licensee, including but not limited to, the making, using, selling, or exporting of materials, processes, or services derived therefrom. This indemnification shall include, but not be limited to, indemnification for any product liability resulting from the commercialization and utilization of Licensed Products by Licensee. The indemnity set forth in this Article 12 shall apply only if Licensee shall have been informed as soon and as completely as practical by Licensor and/or the U. S. Government of the action alleging such claim and shall have been given an opportunity, to the maximum extent afforded by applicable laws, rules, or regulations, to participate in and control its defense, and Licensor and/or the U. S. Government shall have provided reasonably available information and reasonable assistance requested by Licensee. No settlement for which Licensee shall be responsible shall be made without Licensee's consent unless required by final decree of a court of competent jurisdiction.

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13.     TERM OF AGREEMENT AND EARLY TERMINATION

13.1 Unless previously terminated by operation of law or by acts of the Parties under this Agreement, this Agreement shall be in full force and effect from the effective date thereof and shall remain in effect for the term of the intellectual property rights in the Licensed Patents.

13.2 A Party shall have the right to terminate this Agreement (without judicial resolution) upon notice to the other Party after a breach of any provision by the other Party has gone uncorrected for sixty (60) days after the other Party has been notified of such breach by the terminating Party.

13.3    Licensee shall have the right to terminate this Agreement upon thirty
(30) days written notice if Licensed Product fails to achieve appropriate industry testing results at any testing stage. In such event, and included with such termination notice, Licensee will provide without restriction all testing results to Licensor.

13.4 Any termination pursuant to this Article shall not relieve Licensee of any obligation or liability accrued hereunder prior to the effective date of such termination.

14.     RIGHTS OF PARTIES AFTER TERMINATION

14.1 Neither Party shall be relieved of any obligation or liability under this Agreement arising from any act or omission committed prior to the effective date of termination. All license rights granted under this Agreement shall terminate as of the effective date of any termination.

14.2 Upon termination of this License Agreement by either Licensor or Licensee, Licensee shall provide Licensor with a written list of all Licensed Products in the process of being sold. On any termination, Licensee shall duly account to Licensor and transfer all rights to which Licensor may be entitled under this Agreement.

14.3 If this Agreement is terminated, Licensor will automatically succeed to all rights of Licensee arising from sublicenses granted under this Agreement. Any sublicensee who is not in default of the terms and conditions of its sublicense agreement with Licensee may make a written request to continue such sublicense agreement as a license agreement with Licensor, which request will not be unreasonably denied.

14.4 The rights and remedies granted herein, and any other rights or remedies which the Parties may have, either at law or in equity, are cumulative and not exclusive of others.

15.     PATENT PROSECUTION

It is understood and agreed that Licensor shall manage and control the prosecution of patent applications. Licensee agrees that for each Invention filed and prosecuted in the U.S. Patent and Trademark Office, Licensee shall directly reimburse Licensor's patent counsel, no later than thirty (30) days after billing, costs incurred after the Effective Date associated with drafting, filing,

                                                                    Page 7 of 14

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prosecution, issuance and maintenance. Licensor agrees to instruct its patent counsel to provide Licensee copies of documents filed and received in the filing and prosecution of patents filed, and shall afford Licensee an opportunity to comment thereon. Licensee agrees to assist in the prosecution efforts by providing any data and test results, if needed.

16.     ASSIGNABILITY

The Parties agree that the Licensor, at its sole discretion, may immediately terminate this Agreement upon any attempt by Licensee to transfer its interest in whole or in part in this Agreement to any third party without the written permission of the Licensor, except for a transfer in connection with a sale or transfer of all or substantially all of the relevant business and assets of Licensee to which this Agreement relates to a third party who agrees in writing to be bound by the provisions of this Agreement. This Agreement shall insure to the benefit of and shall be binding upon the Parties and their successors, transferees and permitted assigns, and the name of a Party appearing herein shall be deemed to include the names of such Party's successors, transferees and permitted assigns to the extent necessary to carry out the intent of and performance of the obligations of the Parties under this Agreement.

17.     MARKING

Licensee agrees to affix appropriate markings of the Licensed Patent upon or in association with Licensee's Licensed Products.

18.     FORCE MAJEURE

No failure or omission by Licensor or by Licensee in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from: acts of God; acts or omissions of any government or agency thereof; compliance with rules, regulations, or orders of any governmental authority; fire; storm; flood; earthquake; accident; acts of the public enemy; war; rebellion; insurrection; riot; sabotage; invasion; quarantine; restriction; or failures or delays in transportation.

19.     PUBLICATION AND PUBLICITY

19.1 The parties intend to jointly publish the results of research studies. Each party agrees to secure pre-publication approval, including appropriate patent review, from the other Party for any publication which mentions the other party or discloses research study results, which approval shall not be unreasonably withheld or delayed beyond thirty (30) days.

19.2 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, tradename, trademark, or other designation of Licensor or Licensee or of the U. S. Department of Energy or the U. S. Government, or any of their employees or officers, and any contraction, abbreviation, or simulation of any of the foregoing.

                                                                    Page 8 of 14

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20.     NOTICES

20.1    All notices and reports shall be addressed to the Parties as follows:

        If to Licensor:

        Director
        Office of Technology Transfer                 Facsimile No. 630-252-5230
        Argonne National Laboratory                      Verify No. 630-252-4158
        9700 S. Cass Avenue
        Argonne, IL 60439-4873

        If to Licensee:

        Tom Flavin                                    Facsimile No. 630-739-6754
        Advanced Life Sciences                           Verify No. 630-739-9841
        1005 Internationale Drive
        Woodridge, IL 60617

20.2 Any notice, report or any other communication required or permitted to be given by any Party to any other Party by this Agreement shall be in writing and either (a) served personally on the other Party, (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to the other Party at its address as indicated above, or to such other address as shall have previously furnished to the other Party by proper notice, (c) delivered by commercial courier to the other Party, or (d) sent by facsimile to the other Party at its facsimile number indicated above or to such other facsimile number as the Party shall have previously furnished to the other party by proper notice, with machine confirmation of transmission. Such notice shall be effective when received by the receiving Party.

21.     WAIVERS

No provision of this Agreement is deemed waived and no breach excused unless such waiver or consent is made in writing and signed by the Party to have waived or consented. Failure on the part of any Party to exercise or enforce any right under this Agreement will not be a waiver of any right, or operate to bar the enforcement or exercise of the right at any time thereafter.

22.     ENTIRE AGREEMENT AND MODIFICATIONS

It is expressly understood and agreed by the Parties that this instrument contains the entire agreement between the Parties with respect to the subject matter hereof and that all prior representations, warranties, or agreements relating hereto have been merged into this document and are thus superseded in totality by this Agreement. This Agreement may be amended or modified only by a written instrument signed by the duly authorized representatives of the Parties.

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23.     HEADINGS

The headings for the sections set forth in this Agreement are strictly for the convenience of the Parties and shall not be used in any way to restrict the meaning or interpretation of the substantive language of this Agreement.

24.     GENERAL CONSIDERATIONS

24.1 The Parties will attempt to jointly resolve any disputes arising from this Agreement. Such joint resolution may include non-binding arbitration. If the Parties are unable to resolve a dispute within a reasonable time, then any Party may commence proceedings in a court of competent jurisdiction.

24.2 If any provisions of this Agreement are held to be invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of the Agreement. This Agreement will be construed as if the invalid, illegal, or unenforceable revision were never in this Agreement.

24.3 Licensor will release information concerning this Agreement if required by law.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed in their respective names by their duly authorized representatives.

THE UNIVERSITY OF CHICAGO, AS OPERATOR OF   ADVANCED LIFE SCIENCES, INC.
ARGONNE NATIONAL LABORATORY

By:    /s/ [ILLEGIBLE]                      By:    /s/ Michael T. Flavin
-----------------------------------         -----------------------------------

Name   Dennis E. Bugielski                  Name:  MICHAEL T. FLAVIN
-----------------------------------         -----------------------------------
        (Typed)                                    (Typed)

Title: Manager, ANL Procurement             Title: CHIEF EXECUTIVE OFFICER
-----------------------------------         -----------------------------------

Date:  4/25/03                               Date: 4/28/03
-----------------------------------         -----------------------------------

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                        EXHIBIT A - INTELLECTUAL PROPERTY


LICENSED PATENT includes the following Inventions:


ANL-IN-99-019 & ANL-IN-00-019 filed as USPTO application no. 09/712,819 entitled
     "A Fibril-Blocking Peptide, A Method for Preventing Fibril Formation"

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               EXHIBIT B - DILIGENCE IN SALE OF LICENSED PRODUCTS

                                     NOTICE

THIS EXHIBIT B CONTAINS FINANCIAL AND COMMERCIAL INFORMATION DEEMED BUSINESS CONFIDENTIAL. THE PARTIES AGREE NOT TO USE OR TO DISCLOSE THE TERMS OF THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE EXPRESS WRITTEN CONSENT OF THE OTHER PARTY, EXCEPT AS NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT OR AS MAY BE REQUIRED BY LICENSOR'S CONTRACT WITH THE U.S. DEPARTMENT OF ENERGY.

DUE DILIGENCE REQUIREMENT:

Licensee will proceed diligently to test, manufacture, and sell Licensed Products. Licensee will market Licensed Products diligently within a reasonable time after this Agreement is executed. Licensee must demonstrate a continuing effort to test and market Licensed Products. These requirements will be demonstrated by:

a) Licensee will provide a minimum of 0.5 Full-Time-Equivalent (FTE) amount of technical effort dedicated to the Licensed Patent and Licensed Product until completion of Phase 1 clinical trials. This requirement may also be satisfied by sublicensing the Licensed Patent to a third party who commits to provide an equivalent or greater FTE amount of effort.

b) Licensee will provide annual progress reports on its clinical trial efforts, as well as its marketing efforts, on an annual basis (due January 30 of each year).

If Licensee is does not perform conditions set forth in this Exhibit B, Licensor may terminate this Agreement under Article 13 of the Agreement.

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                     EXHIBIT C - LICENSE FEES AND ROYALTIES

                                     NOTICE

THIS EXHIBIT C CONTAINS FINANCIAL AND COMMERCIAL INFORMATION DEEMED BUSINESS CONFIDENTIAL. THE PARTIES AGREE NOT TO USE OR TO DISCLOSE THE TERMS OF THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE EXPRESS WRITTEN CONSENT OF THE OTHER PARTY, EXCEPT AS NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT OR AS MAY BE REQUIRED BY LICENSOR'S CONTRACT WITH THE U.S. DEPARTMENT OF ENERGY.

1. ROYALTIES: Licensee will pay Licensor a royalty of four percent (4%) of the Net Sales of Licensed Products annually for the life of this Agreement, within thirty (30) days of the end of the calendar year (December 31).

2.      ROYALTIES AND FEES UNDER SUBLICENSES:

        a) Licensee will provide Licensor with a copy of each sublicense entered into with a third party within thirty (30) days of execution. All sublicense royalties and fees due Licensor shall be paid to Licensor by Licensee, whether actually received or not from the sublicense. All sublicense royalties and fees due Licensor shall be paid within thirty (30) days of the end of the calendar year (December
        31) annually for the life of the Agreement.

        b) Licensee will pay Licensor a royalty of four percent (4%) of the Net Sales of Licensed Products from sublicenses issued by Licensee under this Agreement, or twenty percent (20%) of the sublicense royalties received by Licensee, whichever is greater.

        c) Licensee will pay Licensor ten percent (10%) of the total fees or payments received by Licensee from sublicenses issued by Licensee under this Agreement, including without implied limitation, benchmark and milestone payments.

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                      EXHIBIT D - REPORT SCHEDULE AND FORM

                                     NOTICE

THIS EXHIBIT D CONTAINS FINANCIAL AND COMMERCIAL INFORMATION DEEMED BUSINESS CONFIDENTIAL THE PARTIES AGREE NOT TO USE OR TO DISCLOSE THE TERMS OF THIS EXHIBIT TO ANY THIRD PARTY WITHOUT THE EXPRESS WRITTEN CONSENT OF THE OTHER PARTY, EXCEPT AS NECESSARY TO ENABLE THE PARTIES TO PERFORM UNDER THIS AGREEMENT OR AS MAY BE REQUIRED BY LICENSOR'S CONTRACT WITH THE U.S. DEPARTMENT OF ENERGY.

Starting January 30, 2003, and on an annual basis thereafter (due January 30 of each year), Licensee will submit a report to Licensor reporting the information shown below for the prior twelve (12) month period.

REPORT DATE:
REPORTING PERIOD:
LICENSEE NAME:                   ADVANCED LIFE SCIENCES, INC.
LICENSE NUMBER:                  IPA0322
EARNED ROYALTIES PAID FOR THE REPORTING PERIOD: US $

SALES AND ROYALTIES:

   --------------------------------------------------------------------
                                                         ROYALTIES
     DESCRIPTION OF           UNITS      NET SALES          DUE
   LICENSED PRODUCTS           SOLD        US $             US $
   --------------------------------------------------------------------


U.S. GOVERNMENT SALES:

     U.S. GOVERNMENT AGENCY: _____________ CONTRACT NO.

HOW THE BENEFIT OF THE ROYALTY-FREE SALE WAS PASSED TO THE U.S. GOVERNMENT:

MARKETING EFFORTS:

HOW THE LICENSED PRODUCTS WERE TESTED AND MARKETED:

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